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The following is a transcript of a conversation hosted by Neal Dingmann, Oil & Gas Exploration & Production Senior Analyst at William Blair, Will Ulrich, Founder and Co-Chief Executive Officer of PIH, Chris Hammack, Founder and Co-Chief Executive Officer of PIH, and Jerry Silvey, Chief Executive Officer of EQV, published on February 2, 2026.

William Blair Hosted Fireside Chat with Presidio Petroleum

Transcript:

NEAL: Thanks everyone for joining us this morning. I’m excited to have Chris Hammack and Will Ulrich with us, co-CEOs of Presidio Production, and Jerry Silvey, CEO of EQV with me this morning. As always, you can go to William Blair.com for the appropriate disclosures. And as always, throughout the call today, you can just type questions at the bottom of the screen. I’ll make sure to pass it on to Chris and Will today, and Connor wanted to introduce you as well. Thank you guys, with that, let’s get started. Obviously a busy morning with a big deal announced, which, again, I always think any deals plays into your wheelhouse. But before we start getting into those type of questions, and get in the Q and A, I know we’ve got a fair number of newer investors on the call, some that don’t know the company as well. So it just helps if you just give a quick overview, more on the Presidio strategy, how it’s a little bit unique, which I certainly think it is, and then perhaps a couple of the most recent highlights. I saw you just got the S-4 filed, which is great, from talking to John Brawley, who’s the CFO on the line as well. Just get into some of the latest and greatest first, and then we’ll dive into questions.

WILL: Thanks for hosting this, and we’re excited to have the opportunity to tell you about the company and also the investment opportunity here. Presidio is a differentiated platform that has been a private business for the last eight years. We’re now going public through our merger with Jerry and his team at EQV. To Neal’s point, our S-4 has been declared effective by the SEC as of Friday, and we’ve set a shareholder vote date of February 27 with an expectation to close shortly thereafter.

The business strategy itself is differentiated from other oil and gas companies that you see out there publicly today. We generate steady cash flow from hedged production from low decline volumes. Our business model is incredibly simple, which is: produce oil and gas, hedge the price associated with it, be world class in keeping our operating expenses low, pay down debt every month and then pay the rest to our shareholders as a fixed and steady dividend.

Our growth is generated entirely through an incredibly attractive M&A market where we’re able to go and buy assets at attractive returns, invest capital at 20 to 25% type returns on equity, and generate our success that way, similar to what we’ve been able to accomplish as a private company, and we can talk through the history and how we got here.

But when we looked at the public markets and we see how oil and gas has generally been treated and understood by the public markets, we wanted to create a story that was incredibly simple for people to digest. If you’re looking at investing in Presidio, there’s no need to determine what our type curves are, or if acre A is better than acre B, or what our inventory of drilling locations is, because none of that is really relevant to our business. Our business is currently governed by just managing this cash flow and then using our ability to go and tap the capital markets, both debt and equity, to go and grow through acquisitions.

The proposition that we put forward today is $1.35 fixed dividend that will initiate shortly after closing. We’ve got plans to grow that dividend over time, through the M&A space which we can get into that backlog, and that’s a really exciting area for us, where we’ve seen a significant growth in the backlog of deals that are available to us, and to the point of something like the Devon-Coterra merger this morning, that is just going to create more feedstock for us as they start to divest of non-core assets when they get that merger completed. We think that that market is really attractive for us.

When we look at the acquisition landscape, we can see the ability to increase our dividend immediately through those acquisitions. We can use the acquisitions to achieve our kind of targeted, two times long term leverage level. And also we can invest that capital at a significant spread to our cost of equity capital, which should drive long term equity returns.

If you were to think about this as an investment, it’s very different from thinking about a high declining drilling-based company where there’s a massive amount of reinvestment into the ground and into drilling additional wells. This is a business that is very capital light. We have almost zero free cash flow reinvestment, so everything that comes to the bottom line we hand out as a fixed dividend to our investors. And we think that’s an attractive yield where it is today, where we’re yielding about 13% based on our initial dividend.

We can get into it as we get to Neal’s conversation. But the comps do trade quite a bit tighter than that. There aren’t any perfect comps, but we can pick a few that do work for us, and this is the quote, unquote IPO discount for us to be able to effectuate the merger with EQV and get our deal closed.

And then just one point on that and to get to your question, Neal, that we did announce this merger in the beginning of August, so we’re happy to be now here in the final stretch, getting closed shortly after the February 27 vote. We were waylaid by the government shutdown, so the SEC wasn’t reviewing documents for nearly two months. We’re back on track. But we did, back in August, raise a significant amount of capital to support this deal. We raised over $150 million in a common PIPE, which was a combination of $85 million of new money that was led by BP, $40 million in investment from management and $25 million in investment from our existing sponsor, Morgan Stanley.

Additionally, we raised $125 million of preferred equity from JP Morgan Investment Management. And we also have a backstop revolver and credit facility from Citizens Bank. All that basically is just saying we wanted to create a transaction that was a merger with the SPAC that had very good deal certainty associated with it. We weren’t relying on getting large amounts of cash that’s in the trust. We do have various cases for what that could look like in our S-4 you have to look at those. But we’ve raised over $300 million in capital to support the transaction, so we’re excited about that as well.

NEAL: Could you just dive right in the strategy going public through the EQV Ventures. Will for you. Or Chris first, why do that? And then again, so glad we have Jerry on today. Secondly, how it came to be, I know a SPAC like this has multiple opportunities, and how they landed on this. Again, it looks like a nice combination, but love to hear from each of you all how you decided to go with this structure.

WILL: Sure. Well, for the longtime listeners on the oil and gas space, I’m sure you know the E&P IPO space is incredibly challenged. We really haven’t seen many new issues. In fact, similar to this Devon merger from today, it’s been the inverse. The public universe is shrinking in terms of the number of companies that are out there, as people consolidate to bulk up inventory and save overhead, etc. We always wanted to be a little bit contrarian.

The strategy when we picked this back in 2016 when Chris and I started the company, was definitely a contrarian, which was to say, let’s just focus on generating free cash flow from oil and gas assets. Let’s make money, and then let’s hand it out to our investors in dividends. That was something that the industry was just not focused on at all. Back in 2016, 2017 we were definitely the first private company to be really just focused on that free cash flow generation and cash flow discipline and capital discipline.

The industry, obviously, has morphed over that period. We saw more focus on those buzzwords, but we were the first private to be doing it. We have led other privates who are out there who are executing a similar strategy, and now we’re definitely the first public who’s doing it.

Going public through the merger with Jerry made a lot of sense. He obviously had already raised a substantial amount of capital. We were able to create a deal that was fully funded up front with the raise from the PIPE. And there’s some nuance to go public through SPAC that allows you to tell more about the story and give more projections, more detail on the business, which we thought was important, because this is a differentiated strategy, so we wanted the opportunity to tell it.

And I’ll ask Jerry before I continue, but he and his team have been incredibly successful through the SPACs, but also through acquiring oil and gas assets over the last several years themselves, and in fact, there’s an asset that sits directly underneath our business in the Texas panhandle that we’ll be acquiring from Jerry and his team as part of this transaction right after we close the SPAC merger, and almost simultaneous to it. Great synergies we’re going to gain from having those assets right in our backyard.

JERRY: Exactly. Neal, appreciate the question too, because it’s one of the things that we were essentially focused on with this SPAC raise, which is a little bit different than most SPACs that are a little bit more of a blank canvas of a bunch of different opportunities. We were solely focused, from inception -- including the pitch and raise of the IPO, that this is exactly what we’re going after, because there’s a massive white space that is today still, whereas 98% of the equity capital available to invest in as a retail or fundamental institutional investor is solely focused on development. There’s no focus on production, and there’s no focus on return of capital in a high velocity type structure like this, where it’s true return of capital, fundamental, low to mid-teens type dividend.

It’s hard to achieve when you’re spending all the capital in development and simultaneously, folks are more focused on hedging for years one and two, versus years five, six, seven, and so if you can create this almost annuity-like stream, that’s highly underwritable, very accessible to retail, the story is highly attractive from the M&A perspective, of acquiring a lot of these assets that are just fundamentally overlooked. That was the whole purpose of this SPAC. Chatting with the Presidio team, it became immediately evident that our interests were aligned. We’re solely focused on the exact same thing, which is highly passionate on optimization of producing oil and gas assets. So, the merger made a ton of sense and on the back end, would be an extremely attractive yield, and obviously, an extremely attractive opportunity to get in at Presidio, at the ground level, prior to all these acquisitions, that will be extremely accretive to the distribution overall.

NEAL: Great, great comments. Jerry, then for Chris or Will, now with this S-4, I saw, was it February 27? What key steps or key dates should investors sort of look for as this is fully rolled out into the full company?

WILL: Well, thankfully, we can really say that we’re at the end here, or I guess, better stated around the beginning of our next chapter as a public company. Over the next several weeks, we’ll be marketing to investors and starting to replace the investors who are more of the SPAC arbitrage guys, with more long-term fundamental holders of the story. And then we’ll get to our February 27 vote day. We’ll obviously be soliciting yes votes, and also votes for not redeeming their shares as a part of the SPAC transaction, which that redemption date is February 25.

We have our hands full with that, as well as continuing to work on the strategic initiatives around all the things that we’ve been successful in the past, accretive financings, acquisitions, maintaining our active dialog in the acquisition backlogs, so that when we do close this deal, which I anticipate will be a few days after February 27, we’ll have the ability to very quickly be in the market acquiring assets.

We do put in our investor presentation, which is available on our website, a mock up of $200 million in acquisitions in our first year as a public company, $300 million after that, $400 million after that, and our hope would be to be able to announce to the market a lot of acceleration of that, and improve on the time that it takes us to increase the dividend.

The dividend story is interesting from the perspective of how we think about investing capital. We have been very focused on as a private business, generating in a very capital disciplined way, the best returns in oil and gas compounded over long periods of time. And so if you look at what we’ve been able to do as a private company that’s resulted in kind of 50% plus compounded rates of equity return over the last seven years, which, if you compare that to the S&P or the oil and gas indices, or any oil and gas company that is already public over that period of time, there’s significant out performance here by multiples.

It’s the same strategy, the same business. What Chris and I have always envisioned was creating a permanent capital solution where we have access to the public markets, and we think by offering this attractive yield on the dividend, it will give us the ability to go and use our equity as a currency to grow the dividend, but also to invest at very high returning rates, kind of a long term equity of the business.

When we think about what that means, and tie it back to that example case, on the acquisitions, our $1.35 starting dividend through those acquisitions in the next three years, you can see the dividend getting to over $2.75 a share, while keeping leverage below two times, while maintaining coverage on that dividend at about 1.2 times. And also importantly to us as some of the largest owners of the company generating great long-term equity returns that are significantly in excess of what we think our cost of equity capital is, which is just enabling us to capture that arbitrage.

We’ve got a steady stream of various projects that we’re working on here while we’re in the process of completing the merger and the IPO, and then we’ll be hoping to be out to the market relatively quickly after that, with some exciting news.

NEAL: Something you all had said earlier and Jerry pointed to, I know that sounds like on this backside, this was the intent all along to go this route for you all. Chris, for you, or Will, is this since you’ve started operations, 2016, 2017? Has this always been the strategy for a lot of the reasons that both Will and Jerry mentioned. Is this something that you’ve always focused on? Or is this now the latter, more recent years that it’s kind of ebbed and flowed this way?

WILL: Chris I’m sure has his thoughts as well, because it’s a business question, but it’s also a personal one, in a sense, that we wanted to build, and we had a vision for building a company in Fort Worth that would have longevity to it. Historically, Fort Worth has had great oil and gas companies that have existed for long periods of time, that has shifted, definitely to a more build and flip and sell type model in more recent years.

Even when we started and we were excited about these assets having a lot of longevity to them. We asked ourselves, why shouldn’t the company also have longevity to it? And our initial equity investors, who we partnered with at Morgan Stanley, definitely had a long term vision for the company. And they have been investors with us for almost eight years, and then they’re obviously keeping a piece of their investment active in the business through rolling some of their equity. But creating a permanent equity capital, we thought was the next step for us in terms of being able to produce that longevity in the business.

And there’s also a common capital piece to this, which is important to go over also. One of the key pieces that we were focused on, we’ll get into it with Chris, but we’ve always been incredibly focused on being the most efficient operators of oil and gas, but we’ve also wanted to be the most efficient with our capital structure. And so in 2021 we pioneered a new form of financing in the oil and gas space, which was oil and gas asset backed securities. And we were able to go and issue investment grade debt at relatively inexpensive cost of capital, and it was a more permanent debt solution, whereas historically, it’s been governed by reserve-based lending, and every six months, the banks are redetermining what your value is.

And even the best credits like Presidio experienced the stress of something like 2020 where there was fallout in the capital markets, and not a good outcome. Creating that permanent cost of capital advantage in our business is really important. We did it on the debt side. We issued more of that oil and gas ABS in 2023 and we’ve now issued close to $800 million in that space. Overall, it’s a $20 billion space in total that we were a big part of starting. This is kind of the corollary to that, which is we solved the debt cost of capital piece. We can be very advantageous about cost of capital and our acquisitions as a result of that, and now we’re solving the equity cost of capital piece as well, and also creating that permanent source.

NEAL: To follow on that, because I do think that a key part of this is the ABS execution. Can you talk about what type of arrangements you have with your backers. And how are you able to get that, as you said, relatively low cost of debt?

WILL: Well, I would say, more to come as we develop some of this year, but the reality is, in today’s acquisition market, having the access to asset backed securities is the price of admission, if you want to be able to participate in acquiring an asset from somebody, you really need to have access to that capital. So our team, Chris and I spent years at the conferences, doing one on ones and educating that investor base, so that they have the confidence to be able to then actually invest when there’s a deal to be had.

And so we have extensive relationships with dozens and dozens of the investors in that space. And we’re also continuing to kind of innovate with new ideas around how we think we create some permanence to that capital as well, similar to what we’re doing on the equity side.

NEAL: And I know in your slides, can you talk a bit about, you call it the circle of investment, where it includes cost discipline, technology, hedging. I feel like it works together. Talk about that cycle, because it does seem a bit unique.

CHRIS: I’ve been chomping at the bit to get in here, and now you’re talking to the engineer so bear with me. The one thing I will say, we’re getting a little bit into how we do what we do at Presidio – what, if there is such thing, is a secret sauce.

We get the question a lot, and we say the same things. It’s worth reiterating from me too -- from the engineer – that we don’t drill wells. This is a company that does not drill oil and gas wells. When you hear about other PDP companies, or other companies in these types of situations, you need to differentiate the fact that this company, Presidio, does not participate in drilling oil and gas wells. When we talk about wells, any kind of revenue stack and how it plays out to the bottom, drilling is not part of that. No part. We can spend a lot of time talking about how we look at upside and how we exploit that upside in a non capital basis through different ways that we focus on that. But we don’t drill wells. We create our margin and our value by all the things that we talked about, and then the differentiated story of what we do.

So, what do we do? How do we create value? I’d like to start as simple as when you’re focused on operations, production and expenses only -- that’s your only business and your only way to create value -- you become very hyper focused on your business, as everybody has said on calls so far. It’s not that the guys that are PDP, guys that drill, they’re still drilling, and that’s very, very technical labor time since it is because those budgets are so big, we’ve all been a part of those.

When you get focused on just operations and just margin creation, you can really create a lot of differentiated value. That’s what makes the strategy so much different than what everybody else is doing. Now, why is Chris Hammack going to say that Presidio is better at doing it than anybody else would be? I’ll say it starts with and we have a lot of ways and a lot of case studies and things that we share about how we cut costs, but I’d say it’s a fundamental difference in how we operate oil and gas wells. I get to be in this group, the old guy that’s been around pre-shale, and know what we used to do as independents. I like to think a lot of this is new technology, but it was based on things we used to do.

As short as I can say, what we’ve done, and I can talk on this forever, is that we reboot the way that we think about our field operations. If you can think about it in the most general sense -- if I’m operating thousands and thousands of wells with this company, how do I create the most value and the most margin at every individual well, every single one of those thousand wells? How do I do that? Well, to be honest, the only way to do that is to have the person that’s at the well every day making the best decisions about the profitability and the margin at that well. That’s the only way to manage systems this big.

What does that mean? From our side, that means our well tenders -- our pumpers, as we call them -- we follow them. This is not a normal oil and gas command control structure. Most are managed from a technical group in a corporate office and disseminated to the field. Our business model is the inverse. Our business model is that our corporate and technical people are here to support our field operation.

In short, it’s empowering our pumpers to give them information technology, the systems, the incentives, those type things, to manage their small business, which is a group of wells, the most efficiently they can. That’s the difference. And you probably will not hear that anywhere else that this is what we do. It is a complete reboot of a culture that says -- we are going to empower our guys that are closest to the well to make the best economic decisions, and that rolls up to corporate profitability. That’s our culture -- Presidio 101, that’s what we do on every single thing we do.

We have an arsenal of ways that we cut costs, from identifying those during an acquisition phase, to coming up with the plan of execution during, between signing a deal and closing a deal, and then an execution model that’s day one on to cut cost, which involves what most people would understand, as high LOE categories, which all the same in most acquisitions we look at, but they’ve evolved around compression expenses, around chemical expenses, around labor, around water, those type things. We have insight into how a field is being run and how dollars are being spent, and we have an ability to at least foresee how we can change those. And then once we have one on our platform, and once we gain scale of operations in areas, obviously we have more tools in that tool chest, but we advertise a 50% year one, first six months savings and that’s where we focus. That’s an acquisition strategy that we have, and what we’re able to do from day one going forward, but it’s really always underpinned by a different mentality of how we do things.

The way I would sum what we do is this value creation. There’s a lot of ways to create value, and the majority of our industry creates value by drilling wells and it advertised returns of great, of sort of infinity, whatever you want to believe. Our way to create value is to streamline cost and to focus on margin. I like to think of us as an oil and gas company. We very much are - our products are oil and gas. But we are very much a margin-focused company where we see all the oil and gas as widgets. We’re widget makers. We have a very stable production. We’ve got an 8% decline rate here at the company so it’s very easy to understand. It’s very easy to model. We have a lot of hedges, and we can talk about what that looks like as well. You’ve got a very fixed revenue stream at this company, and then we manage expenses at this company, every single day, that’s all we do. That’s how we create our margins. When you think about that, it is differentiating the fact that all we do is focus on making those widgets.

That’s our job day in day out. It’s our only job. It’s truly a different way to look at things we do a lot in the beginning of these processes. We also like to think of ourselves as a continuous optimization shop. This isn’t a one time and you’re done kind of thing. We like to go back and look at things as things evolve. Is there a different way to look at it? The systems we have in place, the structure we had in place. It’s a continuous optimization cycle. It’s not coming in once and you’re done. We like to look at these things on a regular basis. Should we go back and change structure again and look at the way we spend costs? When you’re focused on margin, it makes that really easy..

NEAL: Somebody came in with a hedging question, but I want to ask one quick question. You mentioned in the slides, Chris, you just talked about, you talked about how much OPEX reductions you all have already seen over a 12 month period and longer, you mentioned how much those OPEX reductions are. And secondly, is that through what you said, AI, and how are you getting some substantial OPEX reductions so quickly?

CHRIS: It’s a combination of all. A lot of it is identifying what places and we’ve dealt with this for such a long time on the private side. We get asked a lot, how do you make these type of cuts? And again, it kind of goes back to the premise of, if you’re focused on development, you’re not focused on this. The value in LOE and cut production that I can see, it doesn’t necessarily mean that some other company is not doing the job they should be doing. They’re just not doing the job that I do, right? And a lot of this is just spending focus and understanding how they spend money, why they spend money, and how you can cut the cost out of that system. That’s kind of step one.

Step two is obviously how our guys always think about cost cutting from the fundamental roots of our culture here. And then where you start to see technology really changes as we go back to the phase of, how do I empower the guys to do more and have more, right? And so that’s a continuous cycle. Obviously, we’ve built a huge toolkit for the guys to be able to whether it’s see real time financials, whether it’s to understand their cost, all the way through a gathering marketing agreement, whether it’s to obviously see real time expenses on how they’re spending, how their wells are doing. That is a combination of, I’d say, technology, which requires a lot of optimization, organization of that data so that the guys see exactly what they need to see. And now the evolving idea about AI, right? Where can we use AI to be predictive on things.

Obviously, we’re an industry that measures everything, to the extent you can measure everything we have, more numbers than we ever know what to do with, the capabilities of AI now, and what we’ve seen, the advances and what’s really going to be interesting to see. The real groundbreaking is the evolution of AI to learn from, we feed these models, we feed these numbers into it. It comes up with a solution, and we train it on why that solution is not the appropriate answer. It goes to learn and do this again. That’s really given the guys a lot of tools of where do I need to focus my time? Where do I need to focus my effort to maximize profitability?

But they can see so much more information than the human eye can, or my field guys can. We build out a full technology department here, where we have people completely focused on that side of technology, but it really comes back to building analytic tools that help us kind of differentiate this business model, starting at the field level, and even doing as we look at acquisitions going forward. A big part of what we are, I’ll say this, it’s developed a lot over the last eight years. It really has, but it continues to optimize. It continues to get better.

NEAL: Somebody just asked, two things around the dividend that you mentioned, remind us again, what kind of yield you’re thinking on that. And how you can get such great coverage around that. And then secondly, had one other question around the hedges you mentioned, going out further than most. Is the hedge market that liquid when you get that far?

WILL: The simple answer on the second question is, yes, the hedging market has just gotten more and more liquid as we’ve been in business since buying our first assets in 2018. People now have the ability to go out at least 10 years on gas in a fairly liquid fashion. Another change in the market recently has been, historically in terms of like local gas basis hedging, which we also do, and I’ll take a step back and kind of walk through our hedge program at large, but they used to be two to three year period before you start to run into liquidity. There are now good hedges, kind of five to seven years out in some of those markets, depending on who the market maker is.

And so, as we’ve seen these fundamental shifts in the US natural gas market. As the US continues to consume a significant amount of natural gas domestically, but now, obviously through LNG exports, now exports a lot, so as that market has continued to grow bigger, it’s just continued to get more liquid in terms of the tools that people can use to structure their hedges and their pricing around it, which it’s become just important. It’s important piece across the whole kind of value chain now, and it does tie to the asset backed securities as well.

If you think about Presidio, our corporate hedge policy, even before we had asset-backed securities, was essentially to hedge for the next five years, 80% of our production for the first three years, and then 50% for years four and five. And our thesis behind that is that generally, when we’re buying these acquisitions in terms of cumulative cash flow, it’s about a five-year payout, and so you’re really substantially protecting your payout and your economics around your deal. And we enter into those hedges at signing of the acquisition, not at closing, so that we’re protected on day one in terms of the price swings, and investors are protected from day one.

As we started introducing the asset backed securities, in order to maintain that investment grade rating, your hedge time frame just needs to line up with the payoff period for the bonds, which, in our case, when we did our last bond in 2023 was around seven years. At that time, we put in seven years of attractive natural gas hedging, six years on the crude side, and then three years on basis and on natural gas liquids. And then as those basis and natural gas liquids hedges have rolled off, we’ve topped them up each quarter, so we maintain an active hedging program. In general, pricing on long, dated hedging has come way in, and it’s pretty attractive to hedge out longer than time now from the kind of dividend.

Our thesis was that we really wanted to announce something to the market that people were going to be very interested in, and that was going to provide our early investors with a really outsized return for being able to buy at a discount to where the peers are trading. In addition, when you look at the dividend growth. You can look at it a few different ways. But if you look at our current stock trading as under Jerry’s EQV will obviously have to be closed. We will then be traded freely as Presidio. But if you look at the technical dynamics around these de-SPAC transactions. Jerry raised $350 million for his SPAC IPO. It’s been accruing interest over the last 18 months, and so now there’s close to $370 million in that cash account. And then if you’re looking to see where the stock is trading today, we’re, it’s EQV Ventures. We trade under FTW, which will be our go forward ticker, that’s trading for about that cash value.

And so from a SPAC transaction perspective, the deal is trading like a de-SPAC, that the market is pricing in, saying it’s going to happen, that the deal is going to happen. It’s not trading a from a fundamental perspective, like an oil and gas company that has 0% free cash flow reinvestment, that has an 8% decline, that has a stated existing $1.35 per share dividend, and that also is demonstrating dividend growth up to $2.77 through a fairly modest acquisition case over the next three years.

There are some, it’s trading basically for this cash value, but not like the peers. And if you look at our investor presentation, we kind of show how we comp ourselves out because, to Chris’s point, there’s no real, true comp, but we can borrow from a few different verticals, and that paints a picture of where we would expect us to trade over long periods of time as it matures. But if you look at us compared to the public royalties and minerals companies, we’re very similar in the sense that we have 0% free cash flow reinvestment. While we are not taking any capital risk around drilling, neither are they. That said there are some differences. Obviously they’re a higher margin business than any E&P company, but we do have control over our operations, and our growth story through M&A is similar to theirs, except their M&A market, I would say, is pricing in single digit type returns on acquisitions, whereas we can see our way fairly easily into mid, high teens and even low 20 type rates of returns on the acquisitions that we’re intending to make. So some similarities, some differences.

There’s a group of guys who are public and PDP-focused. They do some of what we do in terms of efficiencies, but because they’re also reinvesting 30 to 40% of their free cash flow into drilling, it’s very difficult for them to be as focused on it as we are while also being focused on the drill bit. At the same time, the market does reward those guys, similar to the minerals business, with a high single-digit yield. Those comps are trading at seven to nine percent dividend yields.

If you wanted to compare us with the industry in general - the small to big cap room - it’s a totally different story. Those guys are reinvesting 75 to 100% of free cash flow. Their asset decline is 30 to 40% in year one if they stop drilling. It’s really just a totally different strategy, to Chris’s point earlier.

If you lay that all out, we’re going public with a 13% yield. The big piece of that was making sure we were driving interest from new investors who come into this story and give us the opportunity to explain it. As the company matures, and particularly as we execute on the plan to increase the dividend through acquisitions and invest that capital at these really high rates of return, my expectation is we’ll see that yield come in quite a bit.

Jerry, can you talk about the ABS market? What advantages does it give you over normal or typical financing?

JERRY: It’s definitely a cost of capital advantage. As a result of the work we’ve done over years with the ratings agencies, we issue these bonds at investment-grade rates. The market has gotten deeper and deeper in the oil and gas ABS space. In addition to being able to get that investment-grade rate, the spread has come in over the years - as much as 200 basis points from when we first started doing this to where you can price bonds today.

The structure fits really well with the nature of these assets. You structure the amortization to effectively mirror the decline in production over time. Traditional oil and gas debt financing is going to be either through a reserve-based loan, some form of second lien, or a high-yield note. If you compare this to the RBL, it’s cheaper and it provides permanence because you don’t have the redetermination every six months. Compared to the term loan, it’s significantly cheaper.

The term loan business has essentially dried up because 10 to 12% debt can’t compete with 6% investment-grade debt. It’s a lot cheaper than term loans, but it can also be bespoke - you can work with investors to come up with the deal that works best for the assets you’re acquiring. Compared to high yield, there’s no amortization with high yield. It’s really reliant on drilling to keep that asset value in existence for five to seven years before investors have to take that refi risk. It doesn’t really fit with this strategy, and it’s dramatically cheaper.

It’s the tool to use on a go-forward basis. We recognize there’s an ability to continue to innovate in it as well. One aspect we want to make sure we stay away from is too much balance sheet complexity. We want this to be a simple dividend-paying story, and we want to make it really easy for people to model and understand the business from Chris’s operational perspective. That’s going to be super easy because it’s just production, barrels, hedge price, OPEX, G&A, debt amortization, and that’s your free cash flow available for your dividend.

What we don’t want to do is have an overly complex balance sheet. We’ll be minding the shop on some innovation we’ll be describing more in the future, but essentially it allows us not to have 10 ABS outstanding and to be able to have a simpler cap structure where we can continue to roll those deals up together, so it becomes more of a single issue over time.

WILL: That’s exactly right. For us, we’ve used the ABS product in our private business. It’s a spectacular piece of capital for permanent vehicles. It becomes difficult when you’ve got people who have myopic views of building and flipping, and you’ve got liquidity timelines over a two to three-year period. That’s more of a term loan market. This is more for when you’ve got a permanent structure - it mirrors the amortization.

The thing people have the most difficulty with is the hedging, which is a core tenet of the Presidio business anyway. Regardless of the capital structure, the fundamental tenet is to hedge as long as it makes economic sense to lock in a very attractive base rate of return. I would say it’s a highly accretive instrument, especially in this structure with pro forma public Presidio.

NEAL: Something you said earlier about acquisitions - you even modeled some potential acquisitions for year one and year two. Could you talk about not only how many and the magnitude of the opportunities, but what structure you’re looking for? Is it just as simple as looking for PDP-heavy and more mature properties? Can you talk about the acquisition market and how that benefits you?

WILL: If you think about what the broad industry themes are today and how our M&A strategy fits into that - broadly, if you speak to the industry, and I spent a lot of time in Houston doing just that, people feel short on locations. There’s this scramble, and obviously the mega mergers and big M&A - a big driving force there is creating a longer backlog of higher-quality inventory.

The reality is more and more wells in the US are being drilled up. More locations are being consumed, and as a result, there is more PDP. The current problem for the industry - this lack of backlog of inventory - is the inverse for us, which means people are long PDP, which is the strategy we are exclusively in. As more assets shift into PDP, it creates a larger supply and better pricing. As people are able to use the ABS market for financing them, they’re creating more transaction certainty so people are more comfortable bringing these producing, cash-flowing assets to the market.

Even since we announced the deal in August, we had identified top of the funnel is probably a $75 billion opportunity over the next few years in terms of this type of asset. A lot of that is driven by private equity who made investments in the mid-2010s and subsequently haven’t realized those investments and hasn’t been as successful in raising additional new capital for new funds. Secondarily, there’s the selling off of non-core assets associated with all these mergers. There’s a major in the market right now with a billion-dollar asset that’s a perfect example of that. We expect assets coming out of the Devon announcement as well.

The result has been that the $5 billion we got down to as our active backlog that we were actively working on in August, down from that $75 billion as we put it through our filter, we got to $5 billion. We re-ran it continuously, but it’s just been growing as we’ve been waiting to get closed here. Now the identified deals are almost $15 billion that we think is coming to the market in the next 12 to 24 months. There just aren’t enough PDP buyers. There are private transactions that you’ll see, and people know who those players are, but there are too many assets and not enough buyers from our perspective.

When we look at the market, the simple answer is these are assets that are production-heavy. To the extent that they do have a development piece associated with it, that’s a small portion - less than 20% of the value of the deal. We have the opportunity to partner with development guys who will actually bring that development capital, so we can focus just on what we do, which is acquiring the producing, cash-flowing assets, and somebody else can deal with the development.

We like assets that have a nice optimization story - where there’s been recent development in the last few years. Not so recent that the decline rates are very high, but recent enough where the overhead from that development in terms of the field structure and operating expenses - we see that a lot because most guys are development companies and not PDP optimization companies.

We like seeing a lot of wells. Most people don’t like buying a lot of wells. One of the reasons we like buying a lot of wells is it’s a lot of touch points and a lot of ability to make those small, incremental changes that Chris talks about, and we can do it over a more diverse data set. That helps us with uncertainty and cash flow and helps us with ABS. That’s something that also helps us from a competitive advantage point because people tend to shy away.

We look for areas where we have good certainty on takeaways. We don’t want to be in areas where we can be stressed from the ability to actually sell our molecules. It’s important to have this fixed dividend - we want to be able to make sure we pay that dividend. As a result, we look for areas that are not constrained in any way from transport.

We try to stay out of the immediate backyards of development areas. The big piece for us is cost control. If oil increases in price and as a result somebody picks up 50 rigs in the county next to where we’re operating, that’s going to put upward cost pressure on us. It’s not something we can fully hedge out. The way we hedge that is by avoiding those areas entirely - staying out of places where we know development could turn back on with marginally better pricing.

CHRIS: The only thing I’ll add there is we get asked a lot geographically where we’re at and where we play. We call ourselves mid-con players. Our definition of mid-con is probably not the traditional oil and gas definition of mid-con - it’s the middle of the country. We’ve tended to shy away from the West Coast and even the East Coast to a lesser degree, but we focus on getting in the core of the country. This philosophy of what we do translates to any PDP tight region. It doesn’t really matter where it’s at, but that’s our play box. Obviously, we’re a domestic US company.

Secondly, we get a lot of commodity questions - gas, oil, NGL, what do you do? We’re agnostic in the fact that we have so much that it doesn’t necessarily matter. We have been very fortunate in the mix of products that we have right now in our portfolio to be able to be exposed to everything that feels good - it feels like a balanced approach. It’s a blended average. We look for different opportunities, but we are not focused solely on dry gas or just oil. We’re pretty opportunistic buyers, and the fact that our hedges help with that a lot.

Going back to the top, we were very early to this game 10 years ago when we came up with this business plan on the private side. I feel very certain that we’re in the same spot here on the public side. The reason I say that is not only the identified opportunities coming forward and the $15 billion that Will’s talking about, but the industry really isn’t a PDP company or PDP-focused. We saw in the press release this morning “10 years of drilling inventory.” That sounds like a lot, but it’s not that much. We’re not really looking that far out. Everything will become PDP.

What’s differentiated about Presidio is who’s going to operate it - who has the skill set to operate all the PDP that’s coming to market and will come to market. It’ll eventually all be PDP. I can tell you from being in this industry for a very long time, it’s a unique skill set. I will say it’s a lost skill set in our shale development world in the last 25 years. What we’ve become as an industry is an unbelievable manufacturer of oil and gas - we are very good at what we do, but that is not managing PDP. That is development drilling in unconventional wells. It’s not a game that the majors have ever wanted to play. I don’t think it’s a margin that the majors want to play.

We are positioning the company very early on in what has a lot of near-term actionability, but the longevity of this - the idea that everything is going to be PDP - is exciting. We got a great start here. This will cascade us into a lot more opportunities. The industry is moving here, whether it’s over the next three years, five years, seven years - everything will be coming to this strategy at some point. Being early at this point is phenomenal.

Like I said, we did the same thing on the private side. I always like to lead with: we’re just taking a very successful private business public under the exact same premise that we run our private business over the last eight years. Now we’ve just got a bigger playing field and what we can go do.

WILL: This is a platform that we’ve built, and as we emerge as a public business here, we’ll be about a $700 million enterprise value. Our desire is honestly to 10x it, and then probably to 10x it again. We have a team that is focused on growth - very disciplined growth. We’ve been able to invest capital at incredibly high rates of returns over the last seven years privately. To Chris’s point, we’re just shifting that strategy into the public markets and hopefully giving us access to more capital as a result.

When we closed out our first assets in June of 2018, we put out a mission to 10x the size of the company. We accomplished that within 12 months through an acquisition of a key asset from Apache in the summer of 2019. In a lot of ways, we’ve gotten to a point where it feels very similar back to 2018, where we’re on the precipice of what we think could be really accelerated growth. We’re excited about that, but also generating incredible returns and current income from that dividend. We’re pumped.

NEAL: Great summary, guys. we’ll wrap it up. I probably could do another call - I probably have another hour of questions, but to wrap it up, Will, one final thought. February 27th - just remind us of the key dates to look for and what investors should really be tuning in for between now and then. What should we be looking for here in the next month or so?

WILL: Getting effective with the SEC on Friday was a big deal. That’s the record date also set for the shareholder vote. Shareholders as of that day - that doesn’t mean you can’t go and buy the stock now. You can still participate in the vote not to redeem on February 25th if you go and buy it now.

Thinking about those technical de-SPAC aspects, this is the period I would call of churn here, where the guys who were in this for the SPAC arbitrage trade will be trading out to fundamental guys. As a result, it will provide this window here over the next few weeks where this will continue to trade relative to the cash in trust and not relative to how this will actually look as a freely floating public E&P company that has a $1.35 dividend, where that $1.35 dividend in peer companies will be traded at like a seven to nine percent yield.

The advantage now is that it’s trading at a 13% yield because trading is more reflective of that cash in trust rather than the fundamentals of the business. From that perspective, it’ll be an interesting couple of weeks to see that movement in and out of the shareholder base.

February 27th will be the shareholder vote date, so we’ll close probably the following week and then trade freely ourselves.

NEAL: Well said, guys. Just to remind investors, the stock trades currently as FTW in Fort Worth. Again, look forward to seeing you all very soon. Will and Chris, thanks. Connor, good to see you. Thanks to everybody for the time. I really appreciate you sticking with us this morning.

Forward-Looking Statements

This communication includes “forward-looking statements.” These include the expectations, hopes, beliefs, intentions or strategies regarding the future for EQV Ventures Acquisition Corp. (“EQV”), Presidio PubCo Inc. (“Presidio”), EQV Resources LLC (“EQV Resources”) or Presidio Investment Holdings LLC (“PIH”), or those of their respective management teams. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “potential,” “budget,” “may,” “will,” “could,” “should,” “continue” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Presidio’s, PIH’s, EQV Resources’ and EQV’s expectations with respect to future performance, the capitalization of EQV or Presidio after giving effect to the proposed business combination between EQV and PIH (the “proposed business combination”) and related transactions with EQV Resources and expectations with respect to the future performance and the success of the combined company following the consummation of the proposed business combination. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Presidio’s, PIH’s, EQV’s and EQV Resources’ management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied upon by any investors as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Presidio, PIH, EQV Resources and EQV. These forward-looking statements are subject to a number of risks and uncertainties, including changes in business, market, financial, political and legal conditions; benefits from hedges and expected production; the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the shareholders of EQV is not obtained; failure to realize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of Presidio to grow and manage growth profitably, maintain key relationships and retain its management and key employees; risks related to the uncertainty of the projected financial information with respect to PIH or Presidio; risks related to PIH’s current growth strategy; the occurrence of any event, change or other circumstances that could give rise to the termination of any definitive agreements with respect to the proposed business combination; the outcome of any legal proceedings that may be instituted against any of the parties to the potential business combination following its announcement and any definitive agreements with respect thereto; changes to the proposed structure of the proposed business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the proposed business combination; risks that PIH or Presidio may not achieve their expectations; the ability to meet stock exchange listing standards following the proposed business combination; the risk that the proposed business combination disrupts the current plans and operations of PIH; costs related to the potential business combination; changes in laws and regulations; risks related to the domestication of EQV as a Delaware corporation; risks related to Presidio’s ability to pay expected dividends; the extent of participation in rollover agreements; the amount of redemption requests made by EQV’s public equity holders; and the ability of EQV or Presidio to issue equity or equity-linked securities or issue debt securities or enter into debt financing arrangements in connection with the proposed business combination or in the future. Additional information concerning these and other factors that may impact such forward-looking statements can be found in filings and potential filings by PIH, EQV, EQV Resources or Presidio resulting from the proposed business combination with the SEC, including under the heading “Risk Factors” in the Registration Statement on Form S-4 (as amended, the “Registration Statement”) filed by Presidio, EQV Resources and PIH. If any of these risks materialize or any assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that none of Presidio, PIH, EQV Resources nor EQV presently know or that Presidio, PIH, EQV Resources or EQV currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by investors as a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

In addition, forward-looking statements reflect Presidio’s, PIH’s, EQV Resources’ and EQV’s expectations, plans or forecasts of future events and views as of the date they are made. Presidio, PIH, EQV Resources and EQV anticipate that subsequent events and developments will cause Presidio’s. PIH’s, EQV Resources’ and EQV’s assessments to change. However, while Presidio, PIH, EQV Resources and EQV may elect to update these forward-looking statements at some point in the future, Presidio, PIH, EQV Resources and EQV specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Presidio’s, PIH’s, EQV Resources’ or EQV’s assessments as of any date subsequent to the date they are made. Accordingly, undue reliance should not be placed upon the forward-looking statements. None of Presidio, PIH, EQV Resources, EQV, or any of their respective affiliates have any obligation to update these forward-looking statements other than as required by law. In addition, this communication contains certain information about the historical performance of PIH. You should not view information related to the past performance of PIH as indicative of future results. Certain information set forth in this communication includes estimates and targets and involves significant elements of subjective judgment and analysis. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized.

Non-GAAP Financial Information

This communication also includes certain forward-looking projections of financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) that are not reconcilable with GAAP measures due to their inherent uncertainty. Due to the forward-looking nature of such forward-looking non-GAAP financial measures used herein, management of Presidio, PIH and EQV cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures. Accordingly, Presidio, PIH and EQV are unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable effort. Amounts excluded from these non-GAAP measures in future periods could be significant.

Additional Information and Where to Find It

In connection with the proposed business combination, Presidio, PIH and EQV Resources have filed the Registration Statement with the SEC, which includes a prospectus with respect to the combined company’s securities to be issued in connection with the proposed business combination and a proxy statement with respect to the shareholder meeting of EQV to vote on the proposed business combination. EQV, Presidio, EQV Resources and PIH also plan to file other documents and relevant materials with the U.S. Securities and Exchange Commission (the “SEC”) regarding the proposed business combination. The Registration Statement was declared effective by the SEC on January 30, 2026. Mailing of the definitive proxy statement/prospectus to EQV’s shareholders of record as of January 30, 2026 commenced on January 30, 2026. The proxy statement/prospectus includes information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to EQV’s shareholders in connection with the proposed business combination. SECURITY HOLDERS OF EQV AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS AND RELEVANT MATERIALS RELATING TO THE PROPOSED BUSINESS COMBINATION THAT HAVE BEEN AND WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED BUSINESS COMBINATION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION AND THE PARTIES TO THE PROPOSED BUSINESS COMBINATION. Shareholders are able to obtain free copies of the proxy statement/prospectus and other documents containing important information about Presidio, PIH, EQV Resources and EQV once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. In addition, the documents filed by EQV may be obtained free of charge from EQV at www.eqvventures.com. Alternatively, these documents, when available, can be obtained free of charge from EQV or Presidio upon written request to EQV Ventures Acquisition Corp., 1090 Center Drive, Park City, Utah, 84098, Attn: Secretary, or by calling (405) 870-3781. The information contained on, or that may be accessed through the websites referenced in this communication is not incorporated by reference into, and is not a part of, this communication.

Participants in the Solicitation

EQV, EQV Resources, PIH, Presidio and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of EQV in connection with EQV’s shareholder meeting. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of EQV’s executive officers and directors in the solicitation by reading EQV’s annual report on Form 10-K, filed with the SEC on March 31, 2025, the definitive proxy statement/prospectus, filed with the SEC on January 30, 2026, the Registration Statement and other relevant materials filed with the SEC in connection with the proposed business combination when they become available. Information concerning the interests of EQV’s participants in the solicitation, which may, in some cases, be different from those of EQV’s shareholders generally, is set forth in the proxy statement/prospectus and the Registration Statement.

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This communication shall not constitute a solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the proposed business combination and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of EQV, PIH, EQV Resources or Presidio, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction in where such distribution or use would be contrary to local law or regulation.